CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED, AND HAS BEEN MARKED WITH “[***]” TO INDICATE WHERE OMISSIONS HAVE BEEN MADE. Exhibit 10.2 AMENDED AND RESTATED LICENSE AGREEMENT THIS AMENDED AND RESTATED LICENSE AGREEMENT (the “Agreement”), is made and entered into by and between Elanco Tiergesundheit AG, a Swiss corporation having place of business at Mattenstrasse 24A, 4058 Basel, Switzerland (“Elanco”) and Tarsus Pharmaceuticals, Inc., a Delaware corporation having its principal offices at 15440 Laguna Canyon Rd., Suite 160, Irvine, CA 92618 (“Tarsus”) as of June 3, 2022 (the “Amended and Restated Date”), and amends and restates in its entirety that certain License Agreement made and entered into by and between Elanco and Tarsus as of September 3, 2020 (the “Effective Date”) (the “Original Agreement”). Each of Elanco and Tarsus may be referred to herein as a “Party” and collectively as the “Parties.” BACKGROUND A. Elanco is the owner, and has the right to license the Licensed IP (as defined below) on and subject to the terms and conditions set forth in this Agreement. B. Tarsus wishes to license the Licensed IP, and Elanco is willing to grant to Tarsus a license under the Licensed IP, on and subject to the terms and conditions set forth in this Agreement. C. The Parties wish to clarify certain terms from the Original Agreement. NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements of the Parties contained in this Agreement, the Parties, intending to be legally bound, hereby agree as follows: 1. CERTAIN DEFINITIONS. In addition to any terms defined elsewhere in this Agreement, the following terms, when used in this Agreement, shall have the meanings set forth in this Section 1. 1.1 “Affiliate” means, with respect to an entity, any other entity which controls, is controlled by, or is under common control with such first entity (but only so long as such control exists), whether as of the Effective Date or any time after the Effective Date. The term “control”, in relation to an entity, means the ownership or control, directly or indirectly, of fifty percent (50%) or more of the shares (or other securities or rights) entitled to vote for the election of directors or other governing authority of such entity. 1.2 “Applicable Law” means, with respect to any Person or matter, any and all laws, ordinances, constitutions, regulations, statutes, treaties, rules, codes, licenses, requirements and injunctions adopted, enacted, implemented, promulgated, issued, entered by or under the authority of any governmental body having jurisdiction over such Person or matter or any Person’s properties or assets. 1.3 “Change of Control” shall mean any transaction defined as a “Liquidation Event” in the Restated Certificate. 1.4 “Commercially Reasonable Efforts” of a Party means, with respect to an objective, the reasonable, diligent, good faith efforts of a Party, (which it may effect through the efforts of its Affiliates, and sublicensees) of the type to accomplish such objective as a similarly situated (with respect to size, stage of development, and assets) pharmaceutical company, as the case may be, would normally use to accomplish a similar objective under similar circumstances, it being understood and agreed that, with respect to efforts to be expended in relation to a product (including implementation of development and commercialization strategies), such efforts shall be substantially equivalent to those

2 efforts and resources that a similarly situated pharmaceutical company, as the case may be, would typically devote to its own internally discovered compound or product, which compound or product is at a similar stage in its development or product life and is of similar market and economic potential as products expected to result from the Compounds at a similar stage in their development or product life, taking into account the risks of development, the commercial potential for the Product, its proprietary position and other relevant factors. 1.5 “Compound” means Lotilaner and any salts, stereo isomers, prodrug, ester, metabolite, solvate, or polymorph thereof, and any derivative of the foregoing containing one or more atoms substituted with a radioisotope (including a derivative containing deuterium). 1.6 “Confidential Information” means information that is disclosed by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) in connection with this Agreement (which may include, without limitation, trade secrets, technology, information pertaining to business operations and strategies, and information pertaining to customers, pricing and marketing information) or considered confidential under the Eye Care and Dermatology License Agreement as well as all information provided in the data room by Elanco as of the Effective Date. Confidential Information does not include information that: (a) was already known to the Receiving Party prior to disclosure by the Disclosing Party; (b) is independently developed by the Receiving Party; (c) was or becomes generally known by the public other than as a result of a breach of this Agreement or the Eye Care and Dermatology License Agreement by the Receiving Party; or (d) was received by the Receiving Party from a Third Party who was not, at the time of disclosure, under any obligation to the Disclosing Party or any of its Affiliates to maintain the confidentiality of such information. 1.7 “Control”, “Controls” or “Controlled by” means, with respect to any item of or right under any intellectual property, as the context requires, the possession (whether by ownership or license, other than pursuant to this Agreement) or ability of a Party to grant access to, or a license or sublicense of, such items or rights. 1.8 “Cover” with respect to any subject matter (e.g. a Licensed Product), means that absent a license, the making, having made, using, importing, offering to sell or selling such subject matter would infringe a Valid Claim. 1.9 “Cut-off Date” means the second (2nd) anniversary of the Effective Date. 1.10 “Developed World” means the United States of America, Canada, the countries of the European Economic Area (which, for clarity, shall be deemed to include the United Kingdom), Australia, New Zealand and Japan. 1.11 “Developing World” means all countries that are not countries within the Developed World. 1.12 “Elanco Field” means all applications for non-human animals, agricultural applications, seed treatment applications and urban pest applications related to structural, turf, lawns and gardens, including treatment of premises and ornamental pest markets but excluding, for clarity, any mosquito vector control for human disease or any human therapeutics. 1.13 “Enroll” or “Enrollment” with respect to a clinical trial means a patient is dosed with the applicable investigatory drug. 1.14 “Existing Manufacturer” means a third party that manufactures for which Tarsus pays (or has paid) Elanco $[***] pursuant to Section 3.1 of the Eye Care and Dermatology License Agreement. 1.15 “Eye Care and Dermatology License Agreement” means that certain License Agreement entered into by and between Elanco and Tarsus on January 31, 2019, as amended from time to time.

3 1.16 “FDA” means the U.S. Food and Drug Administration and any successor agency thereto. 1.17 “Field” means all applications for humans other than the treatment, palliation, prevention, or cure of any disease or condition in eye care or dermatology in humans. 1.18 “First Commercial Sale” for a country means the first commercial sale of a Licensed Product to a Third Party by Tarsus or any of its Affiliates or sublicensees of such Licensed Product after final approval by the applicable government authority to market such product for human use in in the Field in such country (e.g. NDA approval). “First Commercial Sale” excludes the sale of a Licensed Product for use in a clinical trial or for expanded access (or similar term) and any sale of any Licensed Product by Tarsus or any of its Affiliates or sublicensees to or among themselves. 1.19 “INAD” means an Investigational New Animal Drug filed with the FDA or the equivalent application or filing filed with any equivalent agency or government authority outside of the United States (including any supra-national agency such as in the European Union) necessary to commence animal clinical trials in such jurisdiction, and including all regulations at 21 CFR § 511.1, and equivalent foreign regulations. 1.20 “IND” means an Investigational New Drug Application filed with the FDA or the equivalent application or filing filed with any equivalent agency or government authority outside of the United States (including any supra-national agency such as in the European Union) necessary to commence human clinical trials in such jurisdiction, and including all regulations at 21 CFR § 312 et. esq., and equivalent foreign regulations. 1.21 “Initial Public Offering” shall mean the closing of the issuance and sale of shares of Tarsus’ capital stock in a public offering pursuant to an effective registration statement under the Securities Act. 1.22 “Know-How” means all know-how relating to the Compound or any Licensed Product, including, without limitation, inventions (whether patentable or not), technology, discoveries, methods, techniques, and scientific information, medical information, all manufacturing, preclinical, and clinical data, materials, samples, protocols, specifications, processes, structures, trade secrets, analytical and quality control information and procedures, pharmacological, toxicological, and clinical test data and results, stability data, and studies and procedures. 1.23 “Licensed Know-How” means all Know-How Controlled by Elanco as of the Effective Date. 1.24 “Licensed IP” means the Licensed Patents and the Licensed Know-How. 1.25 “Licensed Patents” means (a) the patents and patent applications set forth in Exhibit A hereto or otherwise Controlled by Elanco or any of its Affiliates as of the Effective Date and Covering any product that contains a Compound as an active pharmaceutical ingredient (alone or with other active ingredients) in any forms, presentations, formulations or dosage strengths, or any manufacture or use of the foregoing, (b) any patent or patent application Covering any product that contains a Compound as an active pharmaceutical ingredient (alone or with other active ingredients) in any forms, presentations, formulations or dosage strengths, or any manufacture or use of the foregoing where the patent or patent application Covers Know-How Controlled by Elanco or any of its Affiliates and arises after the Effective Date and prior to the Cut-off Date; (c) any patent application filed after the Effective Date on any of the Licensed Know-How; (d) any patent applications claiming priority to any of the foregoing, including continuations, divisionals, continuation-in-part and foreign patent applications, (e) all patents issuing from any of the foregoing patent applications described in (a) through (d); and (f) all reissues, reexaminations, renewals, re-validations, re-registrations, patents of addition, supplementary patent certificates and extensions of any of the foregoing. Notwithstanding the foregoing, the Licensed Patents do not include the Tarsus Patents.

4 1.26 “Licensed Product” means any product that: (a) contains a Compound as an active pharmaceutical ingredient (alone or with other active ingredients) in any forms, presentations, formulations or dosage strengths; or (b) the manufacture, sale, use or importation of which, absent the license granted to Tarsus from Elanco under this Agreement, would infringe a Valid Claim of a Licensed Patent. 1.27 “Major European Country” means any of Germany, France, Spain, Italy, and the United Kingdom. 1.28 “NADA” means a New Animal Drug Application, or any successor applications or procedures, filed with the FDA for approval to market and sell a product in the United States. 1.29 “NDA” means a New Drug Application, or any successor applications or procedures, filed with the FDA for approval to market and sell a product in the United States. 1.30 “Net Sales” means, with respect to a Licensed Product, the gross amount invoiced by Tarsus (including a Tarsus Affiliate) or any sublicensee thereof to unrelated Third Parties, for such Licensed Product in the Field in the Territory during the Royalty Term in the country of sale, less the following items applied consistent with U.S. Generally Accepted Accounting Principles: (a) Trade, quantity and cash discounts allowed; (b) Discounts, refunds, rebates, chargebacks, retroactive price adjustments, and any other allowances which effectively reduce the net selling price; (c) Licensed Product returns and allowances; (d) That portion of the sales value associated with drug delivery systems, where applicable; (e) Any tax imposed on the production, sale, delivery or use of the Licensed Product, including, without limitation, sales, use, excise or value added taxes; (f) Wholesaler inventory management fees; (g) Allowance for distribution expenses; and (h) Any other similar and customary deductions which are in accordance with GAAP. Such amounts shall be determined from the books and records of Tarsus, Affiliates of Tarsus or any sublicensee maintained in accordance with U. S. Generally Accepted Accounting Principles consistently applied. Tarsus further agrees in determining such amounts, it will use Tarsus’s then current standard procedures and methodology, including Tarsus's then current standard exchange rate methodology, utilizing a reputable source such as the Wall Street Journal or Reuters, for the translation of foreign currency sales into U.S. Dollars. For purposes of determining Net Sales, (i) sales of a Licensed Product shall not include transfers, uses or dispositions for charitable, promotional, pre- clinical, clinical, regulatory or governmental purposes, and (ii) sales between or among Tarsus, its Affiliates and sublicensees for re-sale shall be excluded from the computation of Net Sales, but subsequent sales by Tarsus, its Affiliates, and sublicensees to third parties shall be included in the computation of Net Sales. 1.31 “Person” means any individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association or other entity.

5 1.32 “Phase 1 Clinical Trial” means a clinical trial, the principal purpose of which is preliminary determination of safety of a Licensed Product in healthy individuals or patients and that otherwise satisfies the description in 21 C.F.R. §312.21(a) in the United States or, if applicable, its foreign equivalent. 1.33 “Phase 2 Clinical Trial” means a clinical trial phase 2a, 2b or adaptive design for an indication in the Field that (a) occurs after a separate Phase 1 Clinical Trial for such indication, and (b) is predominantly designed to evaluate clinical efficacy for a pharmaceutical product (and is not a clinical trial that is predominantly a safety study (e.g., a phase 1b/2a clinical trial)), in a manner that is generally consistent with 21 C.F.R. § 312.21(b), as amended (or its successor regulation) and/or any analogous applicable law outside of the United States, as applicable. 1.34 “Phase 3 Clinical Trial” means a pivotal clinical trial for an indication in the Field that (a) occurs after a separate Phase 2 Clinical Trial for such indication, and (b) has a defined dose or a set of defined doses of a pharmaceutical product designed to ascertain efficacy and safety of such product, in a manner that is generally consistent with 21 C.F.R. § 312.21(c), as amended (or its successor regulation) and/or any analogous applicable law outside of the United States, as applicable. 1.35 “Prescription Product” for a Licensed Product in a country means such product cannot be sold to a consumer without a prescription from a licensed healthcare practitioner in such country. 1.36 “Regulatory Approval” in a particular country means all approvals (including any applicable governmental price and reimbursement approvals), licenses, registrations, and authorizations of any federal, national, multinational, state, provincial or local Regulatory Authority, department, bureau and other governmental entity that are necessary for the marketing and sale of a Licensed Product in a country. 1.37 “Regulatory Authority” means any applicable governmental authority responsible for granting Regulatory Approvals or pricing approvals for Licensed Products, including the FDA, the European Medicines Agency and any corresponding national or regional regulatory authorities. 1.38 “Regulatory Materials” means any regulatory application, submission, notification, communication, correspondence, registrations, approvals and other filings made to or received from a Regulatory Authority relating to any Licensed Product, including, without limitation, INADs, INDs clinical trial applications, NADAs, NDAs and any other marketing authorizations. 1.39 “Regulatory Materials Receipt” means the date on which Elanco provides Tarsus with the Regulatory Materials in existence as of the Effective Date that are reasonably necessary to research, develop, make, use or otherwise exploit Licensed Products in the Field in the Territory. Such materials include, without limitation, [***], FDA approval letter, and FDA correspondence related to 21Sep18 Safety Communication. 1.40 “Restated Certificate” means Tarsus’ Amended and Restated Certificate of Incorporation on file with the Secretary of State of the State of Delaware. 1.41 “Royalty Term” means, with respect to any Licensed Product in a given country, the period of time commencing on the date of the First Commercial Sale of such Licensed Product in such country and ending on the latest of: (a) expiry of the last-to-expire of the Licensed Patents which has at least one (1) Valid Claim Covering such Licensed Product in such country; (b) the expiration of regulatory exclusivity for such Licensed Product in such country; and (c) ten (10) years after first commercial sale of such Licensed Product in such country. 1.42 “SEC” means the U.S. Securities and Exchange Commission.

6 1.43 “Securities Act” means the United States Securities Act of 1933, as amended. 1.44 “Sensitive Transfer” means a transfer to a new supplier requiring either a technology transfer, a method transfer or another form of transfer of Licensed Know-How. 1.45 “Sublicense Revenue” means payments that Tarsus receives in consideration for a sublicense of rights under the Licensed IP in the Field. 1.46 “Tarsus IP” means the Tarsus Patents and the Tarsus Know-How. Tarsus IP does not include the Licensed IP. 1.47 “Tarsus Know-How” means Know-How Controlled by Tarsus as of the Effective Date, excluding Licensed Know-How. 1.48 “Tarsus Patents” means (a) patents and patent applications Controlled by Tarsus as of the Effective Date and related to the Compound and Licensed Product; (b) any patent applications claiming priority to any of the foregoing, including continuations, divisionals, continuation-in-part (to the extent the claims thereof are entitled to such priority) and foreign patent applications, and (c) all patents issuing from any of the foregoing patent applications described in (a) through (b), including all reissues, reexaminations and extensions thereof. Notwithstanding the foregoing, the Tarsus Patents do not include the Licensed Patents. 1.49 “Territory” means the entire world. 1.50 “Third Party” means any Person other than a Party or an Affiliate of a Party. 1.51 “Valid Claim” means any claim of any issued and unexpired Licensed Patent that has not been disclaimed, abandoned, revoked or held unpatentable, invalid or unenforceable by final decision of a court or other governmental body of competent jurisdiction, which decision is unappealable or unappealed within the time allowed for appeal. “Valid Claim” shall include any pending claim of any Licensed Patent that has been pending for less than seven (7) years but shall exclude pending claims that have been pending, without approval, for seven (7) years or more. 2. LICENSE GRANT; UPSTREAM AGREEMENTS. 2.1 Elanco License. Elanco hereby grants to Tarsus and its Affiliates an exclusive (even as to Elanco), perpetual, sublicensable (through multiple tiers), royalty-bearing license, under the Licensed IP, to research, develop, make, use, sell, offer for sale, import and otherwise exploit Licensed Products in the Field in the Territory. Each sublicensee shall agree to comply with the following terms and conditions of this Agreement: Section 2.3, allowing an audit pursuant to Section 6.6, Section 9.2(b) (with respect to the activities of sublicensee and its Affiliates), and Section 10 (with respect to the Confidential Information of Elanco). Tarsus remains fully responsible and liable under this Agreement irrespective of any sublicense. 2.2 Tarsus License. Tarsus hereby grants to Elanco a worldwide non-exclusive, perpetual, sublicensable (through multiple tiers), royalty-free license, under the Tarsus IP, to research, develop, make, use, sell, offer for sale, import and otherwise exploit Compounds and Licensed Products in the Elanco Field. Tarsus may sublicense any or all rights and/or obligations under this Agreement. 2.3 Right of Reference; Samples. Each Party has right to reference and receive access to all Regulatory Materials for the Compound (and any chemical alteration or improvement of the Compound (e.g. pursuant to Section 8.3)) that are Controlled by the other Party, its Affiliates, or its sublicensees, whether existing as of the Effective Date, generated from any activities of the Parties in connection with this Agreement, solely for the purposes set forth in this Agreement, or otherwise existing after the Effective Date. Elanco will provide Tarsus with reasonable samples of (a) Elanco’s chemical alterations

7 or improvements of the Compound, (b) the Compound’s related substances, and/or (c) reference standards for the Compound, in each case, after Tarsus’s request(s) from time to time. Tarsus shall pay Elanco for such samples at an amount equal to [***] paid by Elanco for such samples plus [***]% thereof. 3. REGULATORY TRANSFER; KNOW-HOW TRANSFER. 3.1 The Parties acknowledge their respective obligations regarding Know-How transfer as set forth in Section 3.1 of that certain Amended and Restated Licensed Agreement effective between the Parties as of even date herewith (the “Eye Care and Dermatology License Agreement”). In the event that the Eye Care and Dermatology License Agreement is terminated before the obligations of Eye Care and Dermatology License Agreement Section 3.1 are complete, within the later of [***] days following the date Tarsus provided Elanco the Initial Equity Grant or [***] days following termination of the Eye Care and Dermatology License Agreement, Elanco shall provide all information regarding the Licensed Know-How that is Controlled by Elanco as of the Effective Date and is reasonably necessary to research, develop, make, use, or otherwise exploit Licensed Products in the Field in the Territory. Additionally, if Tarsus engages a third party other than Siegfried to manufacture the Licensed Product and such manufacture requires material manufacturing Know-How not previously provided to Tarsus then Elanco shall provide (or cause Siegfried to provide) such Know-How and Tarsus shall pay Elanco [***]. Total hours of Elanco support will be capped at [***] hours (the “Hours Cap”), and total costs paid by Tarsus will be capped at [***] dollars (the “Dollars Cap”); for the avoidance of doubt, the Parties’ respective obligations in this Section 3.1 will be calculated cumulatively under this Agreement and the Eye Care and Dermatology License Agreement. If either the Hours Cap or the Dollars Cap is reached and Tarsus requests additional assistance, the Parties will meet to mutually decide on further support. Payment by Tarsus will be made to Elanco within thirty (30) days after the earlier to occur of (a) the Dollars Cap is reached, and (b) the Parties mutually agree that Tarsus has received all of such Know-How. For purposes of clarity, all costs charged by Siegfried in conjunction with the transfer of Know-How will be borne by Tarsus. Provided in any case that Elanco shall only be obliged to provide information to a third party that has been selected in compliance with Section 8.4. 3.2 Promptly after the Effective Date, Elanco shall provide Tarsus with all Regulatory Materials that are reasonably necessary to research, develop, make, use or otherwise exploit Licensed Products in the Field in the Territory, but, in any case, Elanco shall not be required to provide any particular Regulatory Material to Tarsus more than once. Elanco shall continually provide Tarsus with any relevant updates to the Regulatory Materials promptly after their creation or receipt (as the case may be). 4. DEVELOPMENT AND COMMERCIALIZATION. 4.1 General; Diligence. Following the Effective Date, as between the Parties, Tarsus, at its expense, shall be responsible for conducting (or causing its Affiliates or sublicensees to conduct) the development and commercialization of the Licensed Products in the Field in the Territory. Tarsus shall use Commercially Reasonable Efforts to develop the Licensed Products and seek and obtain Regulatory Approval for Licensed Products in the Field in the Territory. A summary of the currently intended development activities is attached as Exhibit B. Elanco’s sole and exclusive remedy for Tarsus’s breach of the foregoing sentence is termination of this Agreement pursuant Section 11.2. 4.2 Regulatory. As between the Parties, Tarsus (or its Affiliates or sublicensees) shall be solely responsible, for all regulatory matters relating to the development and commercialization of the Licensed Products in the Field in the Territory and shall coordinate and control the related regulatory strategy and interactions with Regulatory Authorities for the Licensed Products at its own cost. Each Party shall keep the other Party informed about the regulatory process and status for Licensed Products and shall immediately or no later than five (5) business days inform the other Party of any human exposure serious adverse event (as defined in 21 CFR 312.32 and CFR 514.3) or such other matters

8 agreed to in any pharmacovigilance or that would otherwise reasonably be expected to materially adversely affect the other Party’s regulatory process for the Licensed Products. 4.3 Progress Reports. Within [***] days after January 1 of each year prior to First Commercial Sale, Tarsus shall submit to Elanco a progress report covering in reasonable detail the activities of Tarsus including a listing of serious adverse events, its Affiliates and sublicensees, as applicable, related to the development, regulatory status and commercialization of the Licensed Products in the Territory. All reports provided by Tarsus to Elanco under this Section 4.3 shall be considered Tarsus’s Confidential Information. 4.4 Reversion of Rights. (a) If neither Tarsus nor any of its Affiliates or sublicensees achieve any of the milestones set forth in Exhibit C (each a “Diligence Milestone”) by the corresponding achievement deadline date set forth in Exhibit C except for reasons outside of Tarsus’ reasonable control, Elanco shall (as its sole and exclusive remedy for such failure) have the right to terminate the Agreement if such Diligence Milestone remains unmet one hundred twenty (120) days after Elanco provides Tarsus notice of such failure. (b) Tarsus may, at its option, increase all of the milestone dates set forth in Exhibit C one time by [***] months by making a one-time payment of $[***]. (c) In the case of termination pursuant to Section 4.4(a), Elanco shall be granted nonexclusive, sublicensable rights to the Tarsus Know-How and Tarsus Licensed Patents to develop, manufacture, and commercialize the Compound and Licensed Products in the Field and be provided with Tarsus Know-How (including such regulatory documentation corresponding to the Licensed Product) but not any other assets of Tarsus. Such rights shall be fully paid and royalty free. 4.5 Development Cooperation. The Parties acknowledge and agree that, in order to develop Licensed Products in the Field, Tarsus will need to conduct non-human animal studies. Tarsus agrees to coordinate and cooperate with Elanco, via the JSC (as defined in Section 5 below), to develop and perform such studies in a manner that minimizes the commercial risk to Elanco’s commercial products for the Elanco Field that include the Compound. Tarsus should explore all possible alternatives to performing non-human animal studies in dogs, for example by choosing another animal species. In the event that dog studies are absolutely needed, Tarsus will inform and consult with Elanco, before conducting the studies and regularly provide an overview of all current and future clinical studies relating to the Compound to the Joint Steering Committee. 5. JOINT STEERING COMMITTEE. (a) The parties shall establish a joint steering committee (the “Joint Steering Committee” or “JSC”) consisting of two (2) representatives from each party, which shall serve as a way for Tarsus to inform (and seek advice from) Elanco in the development and Regulatory Approval efforts for the Licensed Product in the Territory and other efforts under this License Agreement. Each party will provide the other Party Notice with the name, title, email address, telephone number of their respective Joint Steering Committee Members. The JSC shall meet as needed but not less than on a quarterly basis (or such other frequency as determined by the JSC). The JSC shall be of advisory nature only and shall ensure that Elanco is being kept informed on Tarsus development progress. Tarsus is responsible for and takes final decisions on development and commercialization. (b) The Joint Steering Committee meetings will be at times agreed by the Parties and will be in such form (e.g. in person, telephone, or video conference) as the members of the Joint Steering Committee agree.

9 (c) A party may change one or more of its representatives to the Steering Committee at any time. Members of the Joint Steering committee may be represented at any meeting by another member of the Steering committee or by a proxy. Either Party may permit additional employees and consultants to attend and participate in the Joint Steering Committee, subject to the confidentiality provisions of the agreement. Each Party is responsible for travel costs for their representatives associated with attending in person JSC meetings. (d) The Joint Steering Committee will be responsible for keeping accurate minutes of its deliberations that record decisions and all actions recommended or taken. Within thirty (30) business days of each JSC meeting, the Parties will be provided with draft minutes of such meeting. Minutes will be deemed approved unless a Joint Steering Committee representative of either Party objects to the accuracy of such minutes. In the event that any such objection is not resolved by the Joint Steering Committee such minutes will be amended to reflect the unresolved objection. All records of the Joint Steering Committee will be considered confidential information and available to both Parties. 6. PAYMENTS TO ELANCO. 6.1 Equity Grants. (a) Initial Equity Grant. Tarsus will grant to Elanco 1,652,346 shares of Tarsus’ Common Stock (the “Common Stock”) within thirty (30) days of the Effective Date (the “Initial Equity Grant”). (b) Tarsus Representations and Warranties. In connection with the Initial Equity Grant, Tarsus hereby represents and warrants to Elanco that as of the date hereof, pursuant to the terms of the Restated Certificate, (i) all outstanding shares of the Tarsus’ Series A Preferred Stock (the “Series A Preferred Stock”) and Series B Preferred Stock (the “Series B Preferred Stock” and collectively with the Series A Preferred Stock the “Preferred Stock”) currently are convertible into one (1) share of Common Stock, (ii) all shares of Common Stock and Preferred Stock currently have one (1) vote for all matters presented to the stockholders for approval, (iii) the issuance, sale and delivery of the Initial Equity Grant and the Subsequent Equity Grant have been duly authorized by all requisite action of Tarsus, and, when issued, sold and delivered in accordance with this Agreement, the Common Stock will be validly issued and outstanding, fully paid and nonassessable, (iv) no authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body (other than filings required to be made under applicable federal and state securities laws) or any other person, entity or association is required for the valid authorization, execution, delivery and performance by Tarsus of this Agreement and the valid authorization, issuance, sale and delivery of the Common Stock and (v) subject in part to the truth and accuracy of Elanco’s representations set forth in Section 6.1(c) below, the offer, sale and issuance of the Common Stock as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws. (c) Elanco Representations and Warranties. In connection with the Initial Equity Grant Elanco hereby represents and warrants to Tarsus that, as of the date hereof, Elanco is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D of the Securities Act, as presently in effect. (d) Subsequent Equity Grant. Upon the eighteen (18) month anniversary of the Effective Date (the “Subsequent Grant Date”), if this Agreement has not been terminated prior to such date and Tarsus has not provided notice of termination pursuant to Section 11.2(e), then Tarsus will grant to Elanco, (i) in the event that Tarsus has not yet completed an Initial Public Offering, a number of shares of Tarsus’ Common Stock equal to $3,000,000 divided by the price per share of Tarsus’ Preferred Stock purchased for cash in its most recent bona fide equity financing prior to the Subsequent Grant Date or (ii) in the event that Tarsus has completed an Initial Public Offering, a number of shares of Tarsus’ Common Stock equal to $3,000,000 divided by the price of one (1) share of Tarsus’ Common Stock sold in such Initial Public Offering (the “Subsequent Equity Grant” and, collectively with the Initial Equity Grant, the “Equity Grants”); provided, however, that if Tarsus is acquired in a Change of Control

10 following such Initial Public Offering but before the Subsequent Grant Date, and Tarsus has not provided notice of termination pursuant to Section 11.2(e), then immediately prior to such Change of Control Elanco shall receive a number of shares of Tarsus’ Common Stock equal to $3,000,000 divided by the price of one (1) share of Tarsus’ Common Stock sold in such Initial Public Offering; and provided, further, however, that if Tarsus is acquired in a Change of Control prior to the Subsequent Grant Date and Tarsus has neither completed an Initial Public Offering nor provided notice of termination pursuant to Section 11.2(e) then immediately prior to such Change of Control Elanco shall receive a number of shares of Tarsus’ Common Stock equal to $3,000,000 divided by the price per share of Tarsus’ Preferred Stock purchased for cash in its most recent bona fide equity financing prior to such Change of Control. Termination of this Agreement pursuant to Section 11.2(a) shall be Elanco’s sole and exclusive remedy and Tarsus’s sole and exclusive liability for a breach of this Section 6.1(d). (e) “Market Stand-Off” Agreement. Elanco hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the public filing of the registration statement relating to the Initial Public Offering (the “Stand-Off Effective Date”) and ending on the date specified by Tarsus and the managing underwriter (such period not to exceed [***] days from the date that such registration statement is declared effective by the SEC) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Tarsus’ capital stock or any securities convertible into or exercisable or exchangeable for Tarsus’ capital stock (“Registrable Securities”) held immediately prior to the Stand-Off Effective Date, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Tarsus’ capital stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of securities, in cash or otherwise. The underwriters in connection with Tarsus’ Initial Public Offering are intended third party beneficiaries of this Section 6.1(e) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Elanco further agrees to execute such agreements as may be reasonably requested by the underwriters in the Initial Public Offering that are consistent with this Section 6.1(e) or that are necessary to give further effect thereto, including, without limitation, the lock-up agreement in the form attached hereto as Exhibit D (the “Lock-up Agreement”). In order to enforce the foregoing covenant, Tarsus may impose stop-transfer instructions with respect to the Registrable Securities of Elanco (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Elanco further agrees that a legend reading substantially as follows shall be placed on all certificates representing all shares of Tarsus’ capital stock (whether issued pursuant to the Equity Grants or otherwise) held by Elanco (and the shares or securities of every other person subject to the restriction contained in this Section 6.1(e)): THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN TARSUS AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES. 6.2 Milestones. (a) First Indication Development Milestones. Tarsus shall pay to Elanco the following one-time milestone payments upon the first achievement of the applicable milestone event set forth below by Tarsus or any of its Affiliates or sublicensees after the Effective Date: (i) [***] dollars upon the [***] of [***]; (ii) [***] dollars upon the [***] of [***];

11 (iii) [***] dollars upon the [***] of [***]; (iv) [***] dollars upon the [***] of [***]; (v) [***] dollars upon the [***] of [***]; and (vi) [***] dollars upon the [***] of [***]. Each of the foregoing milestone payments set forth in this Section 6.2(a) shall be paid no more than once, irrespective of how many Licensed Products achieve each milestone or how many times a Licensed Product achieves such milestone. Accordingly, in no event shall Tarsus pay Elanco more than ten million dollars ($10,000,000) in the aggregate pursuant to this Section 6.2(a). Each milestone payment due pursuant to this Section 6.2(a) shall be paid within [***] days after the achievement of the applicable milestone. (b) Development Milestones for Other Indications. Tarsus shall pay to Elanco the following one-time milestone payments upon the first achievement of the applicable milestone event set forth below by Tarsus or any of its Affiliates or sublicensees after the Effective Date: (i) [***] dollars upon the [***] of [***]; (ii) [***] dollars upon the [***] of [***]; (iii) [***] dollars upon the [***] of [***]; (iv) [***] dollars upon the [***] of [***]; (v) [***] dollars upon the [***] of [***]; and (vi) [***] dollars upon the [***] of [***]. Each of the foregoing milestone payments set forth in this Section 6.2(b) shall be paid no more than once, irrespective of how many Licensed Products achieve each milestone or how many times a Licensed Product achieves such milestone. Accordingly, in no event shall Tarsus pay Elanco more than six million five hundred thousand dollars ($6,500,000) in the aggregate pursuant to this Section 6.2(b). Each milestone payment due pursuant to this Section 6.2(b) shall be paid within [***] days after the achievement of the applicable milestone. (c) Sales Milestones for Sales in the Developed World. Tarsus shall pay to Elanco the following one-time milestone payments upon the first achievement of the applicable milestone event set forth below: (i) [***] dollars after the first calendar year in which Net Sales [***] for such calendar year exceed [***] dollars; (ii) [***] dollars after the first calendar year in which Net Sales [***] for such calendar year exceed [***] dollars; and (iii) [***] dollars after the first calendar year in which Net Sales [***] for such calendar year exceed [***] dollars. Each of the foregoing milestone payments set forth in this Section 6.2(c) shall be paid no more than once, irrespective of how many times each milestone is achieved. Accordingly, in no event shall Tarsus pay Elanco more than sixty five million dollars ($65,000,000) in the aggregate pursuant to

12 this Section 6.2(c). Each milestone payments due pursuant to this Section 6.2(c) shall be paid within [***] days after the close of the calendar quarter in which such milestone is achieved. (d) Upon Tarsus’s First Commercial Sale of a Licensed Product in the Developing World, Elanco and Tarsus shall negotiate reasonably and in good faith to determine sales milestones for sales of the Licensed Product in the Developing World. In any event, such milestones payments shall not exceed (individually or in the aggregate) the milestone payments under Section 6.2(c) and the Net Sales thresholds for each milestone payment shall not be less than the Net Sales Thresholds under 6.2(c). 6.3 Sublicense Revenue. (a) Sublicense Revenue. Tarsus shall pay Elanco a percentage of all Sublicense Revenue. The percentage of such Sublicense Revenue that shall be paid to Elanco shall be as follows (with the appropriate tier being determined for Sublicense Revenue at the time such Sublicense Revenue becomes due to Tarsus, and with such percentage of Sublicense Revenue becoming due to Elanco at the time such Sublicense Revenue is received by Tarsus): (i) Until first dosing of a Licensed Product in a [***]: [***]%; (ii) After first dosing of a Licensed Product in a [***] until first dosing of a [***]: [***]%; (iii) After first dosing of a Licensed Product in a [***] until first [***] of a Licensed Product: [***]%; or (iv) After first [***] of a Licensed Product and thereafter: [***]%. (b) Sublicense Revenue Exclusions. Notwithstanding the foregoing, none of the following shall be deemed Sublicense Revenue: [***]. Any assignment of this Agreement, change of control or sale of a program involving rights under the Agreement shall not in any way be deemed the grant of a sublicense. Tarsus shall not act in bad faith to intentionally structure Sublicense Revenue or a sublicense as such in a manner that is intended to prevent payments of Sublicense Revenue to Elanco becoming due. (c) Neither Tarsus nor any of its Affiliates shall act in bad faith to delay invoicing, payments, or the achievement milestones under this Agreement, or any sublicensing agreement permitted hereunder, for the purpose of reducing (or eliminating) Sublicense Revenue which would otherwise be shared with Elanco under this Agreement. In such case, if, absent such bad faith, such invoice, payment, or milestone could have been sent or achieved before [***], then such invoice, payment, or milestone shall be deemed sent or achieved prior to [***] for all purposes of Section 6.3(a). 6.4 Royalties. (a) Royalty Rate. Subject to the other terms of this Section 6.4, for each calendar year during the Royalty Term Tarsus shall pay: (i) a [***] percent royalty on the first [***] dollars of Net Sales of a Licensed Product in [***] in such calendar year; (ii) a [***] percent royalty on the next [***] dollars of Net Sales of a Licensed Product [***] in such calendar year (i.e. the portion of such Net Sales between US$[***] and $[***] in such calendar year);

13 (iii) a [***] percent royalty on the next [***] dollars of Net Sales of a Licensed Product [***] in such calendar year (i.e. the portion of such Net Sales between US$[***] and $[***] in such calendar year); and (iv) a [***] percent royalty on all Net Sales of a Licensed Product [***] in such calendar year in excess of [***] dollars (i.e. the portion of such Net Sales over $[***] in such calendar year). (b) Upon Tarsus’s First Commercial Sale of a Licensed Product in the Developing World, Elanco and Tarsus shall negotiate reasonably and in good faith to determine royalty rates for Net Sales of the Licensed Product in the Developing World. In any event, such royalty rates shall not exceed the royalty rates under Section 6.4(a) and the Net Sales thresholds for each royalty rate shall not be less than the Net Sales Thresholds under 6.4(a). (c) No Multiple Royalties. No multiple royalties shall be payable hereunder because the use, manufacture or sale of any Licensed Product is Covered by more than one Valid Claim. (d) Timing of Payments; Reports. Commencing with the calendar quarter during which the First Commercial Sale of the first Licensed Product is made anywhere in the Territory, and for each calendar quarter thereafter during the Royalty Term during which royalties are due hereunder, Tarsus shall provide Elanco with a report that contains the following information for the applicable calendar quarter, on a Licensed Product-by-Licensed Product and country-by-country basis: (i) the amount of gross sales of the Licensed Products, (ii) an itemized calculation of Net Sales showing deductions provided for in the definition of “Net Sales”, (iii) a calculation of the royalty payment due on such sales, and (iv) the exchange rate for such country. Tarsus shall provide such report and make corresponding payment to Elanco within forty five (45) days after the end of each calendar quarter. (e) Exchange Rate. When conversion of payments from any foreign currency is required, such conversion shall be calculated using an exchange rate equal to the rate of exchange published in the Wall Street Journal on the last business day of the applicable calendar quarter for which payment is due. (f) No deductions for third party licenses. No deductions from any payments under this agreement shall be made because Tarsus is required to make payments, royalty payments or otherwise, to third parties to obtain rights or licenses to intellectual property rights in respect of a Licensed Product. (g) Royalty Reduction. If at any time during the Royalty Term for a given Licensed Product in a given country, there is no Valid Claim Covering such Licensed Product in such country, then the royalty rate payable by Tarsus pursuant to Section 6.4(a) (or established pursuant to Section 6.4(b)) shall be reduced to [***]percent of the rates set forth in Section 6.4(a) (or Section 6.4(b), as the case may be). 6.5 Mode of Payment. Tarsus shall pay all payments to Elanco under this Agreement by wire transfer of immediately available funds to a USD functional bank account designated in writing by Elanco, in U.S. Dollars or such other currency as the Parties may mutually agree in writing. 6.6 Quarterly information. (a) Tarsus Common Stock activity. Until the completion of the Tarsus Initial Public Offering, for each of the three-month periods ending March 31, June 30, September 30, and December 31, Tarsus shall provide to Elanco (i) the capitalization table as of period-end, no later than fifteen (15) days following period-end. At a minimum, the capitalization table shall include all equity types (e.g., Common Stock, Preferred Stock, etc.). In addition, Tarsus shall provide to Elanco (i) Tarsus’ most recently available 409A valuation, and (ii) information about all sales and purchases of Tarsus’

14 Preferred Stock and Common Stock during the respective three-month period. Such information shall be sufficient for Elanco to calculate its ownership percentage and shall be provided by Tarsus electronically no later than forty-five (45) days following period-end. (b) Unaudited financial statements. Until the completion of the Tarsus Initial Public Offering, for each of the three-month periods ending March 31, June 30, and September 30, Tarsus shall provide to Elanco unaudited financial statements as of and for the three-month period then ended. The unaudited financial statements shall be provided by Tarsus electronically no later than forty-five (45) days following period-end. At a minimum, the unaudited financial statements shall include a balance sheet, income statement, and statement of cash flows. 6.7 Annual financial statements. Until the completion of the Tarsus Initial Public Offering, on an annual basis, Tarsus shall provide to Elanco audited financial statements as of and for the year then ended. The audited financial statements shall be provided by Tarsus electronically no later than forty- five (45) business days following period-end. At a minimum, the audited financial statements shall include a balance sheet, income statement, and statement of cash flows. 6.8 Audit. Tarsus shall keep or cause to be kept books of account containing all information that may be necessary for the purpose of calculating amounts payable by Tarsus in connection with this Agreement for a period of three (3) calendar years following the end of the calendar year during which such amounts were payable. Elanco may appoint an independent public accountant (on a non- contingency basis and reasonably acceptable to Tarsus; any “Big 4” accountant shall be deemed acceptable to Tarsus), at Elanco’s expense and subject to such accountant entering into a confidentiality agreement with Tarsus, to inspect such books of account in order to verify the calculation of any amounts payable to Elanco hereunder. Such inspections shall be performed not more frequently than once in any twelve (12) month period and upon reasonable prior written notice, and shall be conducted during regular business hours in such a manner as to not unreasonably interfere with Tarsus’s normal business activities. Elanco’s accountant may only share with Elanco the report containing the summary results of its inspection, but not the books of account reviewed by the accountant during the audit, and such report shall constitute Tarsus’s Confidential Information. If any such inspection reveals that any payment which should have been paid by Tarsus is greater than those which were actually paid by it and such underpayment is not disputed by Tarsus, then Tarsus shall promptly pay the underpaid amount to Elanco. If the undisputed payments which should have been paid by Tarsus are at least [***] percent greater than those which were actually paid by Tarsus, then Tarsus shall also reimburse Elanco for the reasonable out-of-pocket costs of such inspection. 6.9 Taxes. Each Party shall be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from its activities or receipt of payments under this Agreement. To the extent Tarsus is required to deduct and withhold taxes on any payment to Elanco hereunder, it shall deduct such amounts from payments to Elanco and pay the amounts of such taxes to the proper governmental authority in a timely manner and promptly transmit to Elanco an official tax certificate or other evidence of such withholding sufficient to enable Elanco to claim such payment of taxes. Elanco shall provide Tarsus any tax forms that may be reasonably necessary in order for Tarsus not to withhold tax or to withhold tax at a reduced rate under an Applicable Law or bilateral income tax treaty. 6.10 Sales Forecast. Within [***] days after January 1 of each calendar year, Tarsus shall provide Elanco with Tarsus’s projected Net Sales over the next [***] calendar years. For clarity, such projections would be for informational purposes only and the foregoing is not binding on Tarsus in any way. 7. INTELLECTUAL PROPERTY. 7.1 Prosecution and Maintenance of Licensed Patents.

15 (a) Elanco shall be solely responsible for prosecution and maintenance of the Licensed Patents including, but not limited to, the filing of patent applications included therein. Elanco shall keep Tarsus reasonably informed with respect to the status and progress of any such applications, prosecutions and maintenance activities. Elanco shall consider in good faith the comments of Tarsus with respect to any such applications and prosecutions and maintenance activities. (b) Elanco may, in its sole discretion, elect to abandon any issued patent or pending patent application included in the Licensed Patents, or not file any patent application with respect thereto in any country. Prior to any such abandonment or decision not to file in any country, Elanco shall give Tarsus at least [***] days’ notice and a reasonable opportunity to take over such maintenance, prosecution or filing. In such event, Tarsus shall have the right, but not the obligation, to commence or continue such maintenance, prosecution or filing under its own control and at its sole expense. Tarsus shall have no further payment obligations (including with respect to royalties and milestone payments) or other obligations to Elanco with respect to any such patents or patent applications or patents issuing from such applications. 7.2 Enforcement of Licensed IP. (a) During the Royalty Term, each Party shall promptly provide written notice to the other Party of any actual or alleged infringement or misappropriation in the Field by any Third Party of any intellectual property rights included in the Licensed IP of which it becomes aware. Elanco shall have the first right, but not the obligation, to enforce the Licensed IP against any such infringement or misappropriation claim in the Field at its own expense and utilizing counsel of its choice. Elanco shall neither settle nor voluntarily dispose of any action to enforce the Licensed IP in the Field without Tarsus’s written consent. If Elanco desires to voluntarily dispose of any action to enforce the Licensed IP in the Field then Elanco shall notify Tarsus and offer Tarsus the opportunity to assume control of such enforcement action (“Voluntary Disposal Notice”). If Tarsus notifies Elanco of its election to assume control of such enforcement action then Elanco shall take all reasonable actions necessary to allow Tarsus to properly do so. Elanco may voluntarily dispose of such enforcement action if: (i) Tarsus notifies Elanco that it does not desire to assume control of such enforcement action; or (ii) Tarsus does not notify Elanco of any election within [***] days after Elanco provides Voluntary Disposal Notice. (b) With respect to any potential enforcement under subsection (a) above, if Elanco does not notify Tarsus of its intention to enforce against such alleged infringement or misappropriation within [***] days of the date Elanco becomes aware of such alleged infringement or misappropriation, or does not commence prosecution of such claim within [***] days after the date Elanco becomes aware of such alleged infringement or misappropriation, then, Tarsus shall have the right, but not the obligation, to prosecute such claim at its own expense and utilizing counsel of its choice. (c) The enforcing Party shall regularly update the other Party in writing with respect to the status of any such enforcement actions. Any recovery of damages by shall be applied (i) first, in satisfaction of any unreimbursed expenses and legal fees of the enforcing Party, (ii) second, in satisfaction of any unreimbursed expenses and legal fees of the other Party, and (iii) third, if additional recoveries remain after all of the unreimbursed expenses and legal fees are fully paid as set forth in (i) and (ii), the balance remaining with respect to any such recovery shall be retained by (or paid by Elanco to, as the case may be) Tarsus and such amount shall be treated as Net Sales and subject to the payment of royalties pursuant to Section 6.3. (d) At the request of the Party bringing the action, the other Party shall provide reasonable assistance in connection therewith, including by executing reasonably appropriate documents, cooperating in discovery and joining as a party plaintiff to the action if required to obtain necessary standing. 7.3 Improvements. Elanco shall own any invention conceived by or for Elanco from the use of the Compound or otherwise derived by or for Elanco from the Compound (“Elanco Improvements”).

16 Tarsus shall own any invention conceived by or for Tarsus from the use of the Compound or otherwise derived by or for Tarsus from the Compound (“Tarsus Improvements”). Tarsus hereby grants Elanco an exclusive royalty-free, perpetual license to the Research Inventions and Tarsus Improvements for applications in the Elanco Field. 8. MANUFACTURE AND SUPPLY. 8.1 Initial Supply Terms. Each calendar quarter, Tarsus shall supply Elanco with a written, non-binding forecast showing good faith estimations of its (and its Affiliates’ and sublicensees’) quarterly requirements for the Compound for the following four (4) calendar quarters (the “Forecast”). Elanco shall manufacture (or have manufactured) and supply to Tarsus quantities of the Compound as and when reasonably requested by Tarsus to the extent within the Forecast. Tarsus’s price for all Compounds purchased pursuant to this Section 8.1 shall be the price at which Elanco purchases such Compound plus [***] percent thereof. 8.2 Manufacturing and Supply Agreement. The Parties agree to enter into a good-faith more detailed manufacturing and supply agreement within a reasonable timeframe. The supply agreement should provide for a stated supply price (which price shall represent a small markup over Elanco’s costs). 8.3 Change of chemistry. (a) Tarsus acknowledges and agrees that Elanco shall be free to use alternate chemistry and improve the Compound in its sole discretion without Tarsus consent. (b) Elanco shall provide Tarsus with [***] prior notice (the “Compound Change Period”) if Elanco will cease to provide any Compound previously provided to Tarsus pursuant to a chemical change and will supply Tarsus with any quantities of such Compound requested by Tarsus during the Compound Change Period (even if such quantities exceed the amount projected in the Forecast). Elanco shall notify the JSC as soon as it contemplates possibly ceasing to provide a Compound as previously provided to Tarsus because of use of alternative chemistry or other changes to the Compound. The JSC shall discuss such contemplated changes if Tarsus informs Elanco that it reasonably believes such change could have a regulatory impact; provided, however, that Elanco shall have the right to make the final decision regarding such change after discussion by the JSC. 8.4 Have Made Rights. For clarity, Section 2.1 grants Tarsus the right to have a third party make the Compound for Tarsus. Elanco must approve such third party supplier unless: (a) the transfer to the supplier does not qualify as a Sensitive Transfer; or (b) such supplier is credible and reputable. Such approval shall not be unreasonably withheld, conditioned, or delayed. For all purposes of the foregoing, the following entities and their Affiliates shall be deemed credible and reputable (and shall not require Elanco consent): [***] (or any Affiliate of the foregoing), [***]. 9. INDEMNIFICATION; INSURANCE. 9.1 Indemnification by Elanco. Elanco shall indemnify, defend and hold harmless Tarsus, its Affiliates, and its and their respective officers, directors, employees, agents, successors and assigns against all third party losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs or expenses (collectively, “Losses”), resulting from (a) any action instituted against any of them by any Third Party arising out of from Elanco’s breach of any representation, warranty or obligations pursuant to this Agreement, or (b) the gross negligence or willful misconduct of Elanco, except, in each case, to the extent such Losses are Losses for which Tarsus is obligated to indemnify Elanco pursuant to Section 9.2 or to the extent such Losses arise from the breach by Tarsus or its Affiliates of its representations, warranties or obligations under this Agreement or from the failure of any sublicensees to comply with any obligations required of sublicensees under this Agreement.

17 9.2 Indemnification by Tarsus. Tarsus shall indemnify, defend and hold harmless Elanco, its Affiliates, and its and their respective officers, directors, employees, agents, successors and assigns against all Losses resulting from (a) Tarsus’s breach of any representation, warranty or obligations pursuant to this Agreement, ,(b) the gross negligence or willful misconduct of Tarsus; or (c) the development, making, having made, using, having used, leasing, importing, offering to sell, selling and/or having sold, any Compound or Licensed Product by Tarsus, its Affiliates and sublicensees or the failure of any of them to comply with Applicable Law in connection with any such activities, except, in each case, to the extent Elanco is required to indemnify Tarsus under Section 9.1 for such Losses or to the extent such Losses arise from the breach by Elanco or its Affiliates of its representations, warranties or obligations under this Agreement. 9.3 Indemnification Procedure. The indemnified party shall promptly notify the indemnifying party in writing of any action for which it intends to seek indemnification hereunder and cooperate reasonably with the indemnifying party at the indemnifying party’s sole cost and expense. The indemnifying party shall have the right, within thirty (30) days after being so notified, to assume the defense of any action with counsel of its choice that is reasonably satisfactory to the indemnified party. The indemnifying party shall not settle any action in a manner that adversely affects the rights of any indemnified party without the indemnified party’s prior written consent, which consent shall not be unreasonably withheld or delayed. The indemnified party’s failure to provide prompt notice to the indemnifying party of any action shall not relieve the indemnifying party of its obligations under this Section 9.3 except to the extent that the indemnifying party can demonstrate that it has been materially prejudiced as a result of the failure. Subject to the indemnifying party’s right to control the defense and settlement thereof, the indemnified party may participate in and observe the proceedings at its own cost and expense with counsel of its own choosing. A Party shall not be responsible for the indemnification or defense of the other Party to the extent arising from any negligent or intentional acts by such Party, or the breach by such Party of any representations, obligations or warranty under this Agreement, or any claims compromised or settled without prior written consent. 9.4 Limitation of Liability. Except with respect to a breach of Section 10, or a Party’s liability pursuant to Section 9 or Section 7.2, neither Party shall be liable for special, incidental, consequential, exemplary, punitive, or other indirect or remote damages, or loss of profits, loss of data or loss of use damages arising in any way out of this Agreement or the exercise of its rights hereunder, whether based upon warranty, contract, tort, strict liability or otherwise. 10. CONFIDENTIALITY. 10.1 Non-Disclosure and Non-Use. Each Receiving Party shall: (a) not disclose any Confidential Information of the Disclosing Party to any Person other than (i) Persons who have a “need to know” such information for purposes of the Receiving Party’s performance or exercise of rights under this Agreement, and (ii) any Affiliates or sublicensees (or potential sublicensees) of the Receiving Party or other Persons working on the Receiving Party’s behalf (including without limitation consultants, contract manufacturers, and independent contractors), provided that any such Person agrees to be bound by terms and conditions no less stringent than those set forth in this Section 10; and (b) not use any Confidential Information of the Disclosing Party for any purpose other than in connection with performing its obligations or exercising its rights under this Agreement. 10.2 Disclosure Required by Applicable Law. Section 10.1 shall not apply to Confidential Information which the Receiving Party is required by Applicable Law (including, without limitation, any reporting requirements arising under the federal securities laws or the regulations promulgated by any national securities exchange on which securities of the Receiving Party are traded), court order, or similar requirements to disclose, provided that the Receiving Party:

18 (a) provides the Disclosing Party with prompt written notice thereof such that the Disclosing Party may seek a protective order or other appropriate remedy with respect to such Confidential Information, including, without limitation, confidential treatment to the extent available under any Applicable Law, and the Receiving Party shall provide the Disclosing Party with reasonable cooperation in order to obtain such a protective order or other remedy, including confidential treatment, and (b) discloses only that portion of the Confidential Information that is legally compelled to disclose. 10.3 Permitted Disclosures. Section 10.1 shall not prevent either Party from (a) preparing, filing, prosecuting, defending or maintaining Licensed Patents, (b) disclosing Confidential Information to Regulatory Authorities to the extent the Receiving Party reasonably believes it is required or desirable in connection with clinical testing of any Licensed Product or to secure Regulatory Approval for the development or marketing of any Licensed Product, (c) disclosing Confidential Information to the extent required by the Securities and Exchange Commission or applicable tax authorities, (d) disclosure to a Third Party in connection with due diligence by such Third Party, and disclosure to potential Third Party investors in confidential financing documents, provided that any such Third Party agrees to be bound by reasonable obligations of confidentiality and non-use, to the extent possible. 11. TERM; TERMINATION. 11.1 Term; Expiration. This Agreement shall commence on the Effective Date and, unless sooner terminated as provided hereunder, shall expire on a Licensed Product-by-Licensed Product and country-by-country basis upon the expiration of the Royalty Term with respect to such Licensed Product in such country. Following such expiration of the Royalty Term, the license granted by Elanco to Tarsus in Section 2.1 with respect to such Licensed Product in such country shall become fully-paid, royalty- free, worldwide, exclusive, and perpetual. 11.2 Termination. (a) Upon any material breach or default of this Agreement by a Party, the other Party shall have the right to terminate this Agreement upon giving sixty (60) days’ prior written notice thereof to the breaching Party. Such termination shall become effective thirty (30) days after at the end of such sixty (60) day period unless the breaching Party shall have cured any such breach or default prior to the expiration of such sixty (60) day period; or if such breach cannot be reasonably cured within sixty (60) days, but the breaching Party has commenced reasonable actions to cure such breach, then such longer period as may be required to cure such breach provided that the breaching Party continues to diligently cure such breach. If the material breach or default by the breaching Party applies only to a given country, the other Party may only terminate this Agreement with respect to such country and thereafter the Territory shall no longer include the country in which such termination has occurred. (b) No such termination by a Party pursuant to Section 11.2(a) shall be effective prior to the resolution of any dispute with respect to the occurrence of any material breach of or default under this Agreement as to which such Party seeks to exercise such right of termination. If as a result of such dispute resolution process it is determined that a Party’s notice of breach was proper, then such notice shall be deemed to have been effective if the breaching Party fails thereafter to cure such breach in accordance with the determination made in the resolution process within the applicable cure period following such determination. If as a result of such dispute resolution process it is determined that the notice of breach was improper, then no such notice shall be deemed to have been effective and this Agreement shall remain in effect. All of the terms and conditions of this Agreement shall remain in full force and effect during the pendency of such dispute resolution process.

19 (c) Tarsus may terminate this Agreement immediately upon notice to Elanco within thirty (30) business days after the Effective Date if, in Tarsus’s reasonable discretion, the Regulatory Materials reveal any fact that would adversely affect the development and/or regulatory approval of a Licensed Product in any way. (d) If Tarsus or any of its Affiliates or sublicensees, directly or indirectly, (i) initiates or requests an interference or opposition proceeding with respect to any Licensed Patents; (ii) makes, files or maintains any claim, demand, lawsuit, or cause of action to challenge the validity or enforceability of any Licensed Patents; or (iii) opposes any extension of, or the grant of a supplementary protection certificate with respect to, any Licensed Patents (any of (i) – (iii) a “Challenge”), Elanco shall have the right to terminate this Agreement upon thirty (30) days written notice to Tarsus. Any such termination shall only become effective if Tarsus or its Affiliate or sublicensee, as applicable, has not withdrawn such action before the end of the above notice period. Notwithstanding the foregoing, Elanco may not terminate this Agreement for a direct or indirect Challenge made by a sublicensee if Tarsus terminates the sublicense to such sublicensee within thirty (30) days after Elanco notifies Tarsus of such Challenge. (e) Tarsus may terminate this Agreement for any or no reason upon thirty (30) days’ notice. 11.3 Effect of Expiration or Termination. (a) Upon termination of this Agreement for any reason, the license (and sublicense) granted to Tarsus under Section 2.1 shall terminate in full with respect to the country(ies) and Licensed Product(s) which are the subject of such termination. (b) Notwithstanding subsection (a) above, Tarsus, its Affiliates and/or any sublicensee thereof may elect to sell all finished Licensed Products and any Licensed Products in the process of manufacture at the time of such termination for a period not to exceed [***] months after such termination, provided that Tarsus shall pay or cause to be paid to Elanco all royalty payments in accordance with Section 6.3 with respect thereto. (c) Upon termination of this Agreement for any reason and following any request by the relevant sublicensee (provided that such sublicensee is then in compliance with the applicable terms of this Agreement in all material respects), any sublicense of the Licensed IP shall become a direct license between such sublicensee and Elanco (but shall not obligate Elanco beyond the terms of this Agreement) and such sublicensee shall assume all of Tarsus’s payment obligations to Elanco under this Agreement with respect to such sublicensee’s activities (and those of its Affiliates and sublicensees). (d) Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of either Party prior to such termination or expiration. Additionally, the following terms shall survive termination or expiration of this Agreement: Sections 2.2 (unless terminated by Tarsus pursuant to Section 11.2(a)), 6.6, 6.7, 9, 10, 11, and 13. Termination or expiration of this Agreement shall not affect or prejudice any right of either Party to receive payments due hereunder or for which the event giving rise to such payment obligation has occurred prior the effectiveness of such termination or expiration or preclude or hinder the terminating Party from also bringing, amending or pursuing an action against the other Party for damages and all other available legal and equitable remedies. (e) Upon termination of this Agreement by Elanco under Section 4.4 (a) or Section 11.2 (a) Tarsus shall as soon as reasonably practicable provide Elanco with copies of all documented technical and other information Controlled by Tarsus that is both: (i) specific to preclinical documentation and technical information with respect to a Licensed Product; and (ii) which are necessary for the development, manufacture and commercialization of the Licensed Product. Notwithstanding the foregoing, Tarsus shall have no obligation to provide any Regulatory Materials or clinical information or data and Elanco shall have no right to (and shall not) reference any Regulatory Materials of Tarsus after such termination.

20 (f) Upon termination of this Agreement by Elanco under Section 4.4(a) or Section 11.2(a) or Section 11.2(d), Tarsus shall promptly return all Confidential Information of Elanco. 12. REPRESENTATIONS AND WARRANTIES. 12.1 Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party as follows: (a) Corporate Existence and Power. It is a company or corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including, without limitation, the right to grant the licenses granted by it hereunder. (b) Authority and Binding Agreement. As of the Effective Date, (i) it has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (ii) it has taken all necessary corporate action on its part required to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder; and (iii) the Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms. (c) No Conflict. It is not a party to any agreement that would materially prevent it from granting the rights granted to the other Party under this Agreement or performing its obligations under the Agreement. 12.2 Additional Representations and Warranties of Elanco. Elanco represents and warrants to Tarsus as of the Effective Date that: (a) it has all rights under the Licensed IP to grant the licenses to Tarsus as purported to be granted pursuant to this Agreement (including, without limitation, without any payment to any Third Party); (b) it has not received any written notice from any Third Party asserting or alleging that any research or development of any Licensed Product by or on behalf of Elanco prior to the Effective Date infringed or misappropriated the intellectual property rights of such Third Party; (c) there are no actual, pending, alleged or, to Elanco’s knowledge, threatened adverse actions, suits, claims, interferences or formal governmental investigations involving the Licensed Products and/or the Licensed IP by or against Elanco in or before any court or governmental authority; (d) there are no patents or patent applications Controlled by Elanco or its Affiliates, other than the Licensed Patents, that would prevent Tarsus or its Affiliates or sublicensees from developing, manufacturing and/or commercializing Licensed Products as set forth herein or from exploiting the rights granted under Section 2.1; and (e) the Licensed Patents cover the Compound. 12.3 Additional Representations,Warranties and Covenants of Tarsus. Tarsus represents, warrants and covenants that: (a) to its knowledge, no employee, consultant, contractor, agent, or other representative performing services under this Agreement or any agreement between Tarsus and any other Party

21 contracted by Tarsus to perform work hereunder has been debarred or disqualified, or is under investigation for being debarred or disqualified by the FDA, EMEA, or other regulatory authority. Tarsus agrees to promptly notify Elanco if it learns of any such action; and (b) as of the Effective Date, it has (or reasonably believes it can obtain or contract third parties to provide) the capability, resources, and expertise to fulfill its obligations under this Agreement in compliance with Applicable Law to the extent such capability, resources, and expertise would reasonably be possessed by a company in a similar stage of financing and development as Tarsus. 12.4 No Other Representations or Warranties. EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE 12, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, IS MADE OR GIVEN BY OR ON BEHALF OF EITHER PARTY. ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED. 13. MISCELLANEOUS. 13.1 Relationship of Parties. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the Parties. Each Party’s performance under this Agreement is that of a separate entity. 13.2 Assignment. Elanco shall be entitled to freely assign this Agreement or any portion thereof. Tarsus shall not be entitled to assign its rights hereunder without the express written consent of the other Party, except that Tarsus may assign this Agreement: (a) to any of the following entities or any of their Affiliates: [***]; or any entity listed on a publicly traded exchange and with a market capitalization in excess of US$[***] (each of the foregoing, a “Permitted Assignee”); or (b) to an Affiliate. 13.3 Further Assurances. At any time or from time to time after the Effective Date, each Party, at the other Party’s reasonable request, shall execute and deliver such other documents, agreements and instruments (including instruments of sale, transfer, conveyance, assignment and confirmation), provide such materials and information and take such other actions as the other Party may reasonably deem necessary or desirable in order more effectively effectuate the transactions contemplated by this Agreement. 13.4 Notice. Any notice or request required or permitted to be given under or in connection with this Agreement shall be deemed to have been sufficiently given if in writing and personally delivered or sent by certified mail (return receipt requested), or overnight express courier service (signature required), prepaid, to the Party for which such notice is intended, at the address set forth for such Party below: (a) In the case of Tarsus, to: [***] Attn: with a copy to: [***]; and Gunderson Dettmer Stough Villeneuve Franklin and Hachigian LLP 3570 Carmel Mountain Rd San Diego, CA 92130

22 Attn: Brendan C. McCarthy Email: [***] (b) In the case of Elanco, to: Elanco US Inc. 2500 Innovation Way N Greenfield IN 46140 Attn: Aaron Schacht Email: [***] with a copy to: Elanco US Inc. 2500 Innovation Way N Greenfield IN 46140 Attn: General Patent Counsel or to such other address for such Party as it shall have specified by like notice to the other Party. If delivered personally, the date of delivery shall be deemed to be the date on which such notice or request was given, unless otherwise set forth in this Agreement. If sent by overnight express courier service, the date of delivery shall be deemed to be the next business day after such notice or request was deposited with such service, unless otherwise set forth in this Agreement. If sent by certified mail, the date of delivery shall be deemed to be the third business day after such notice or request was deposited with the U.S. Postal Service, or the foreign equivalent thereto, unless otherwise set forth in this Agreement. 13.5 Public Announcements. Except as required by Applicable Law (including, without limitation, disclosure requirements of the U.S. Securities and Exchange Commission, Nasdaq or any other stock exchange on which securities issued by Elanco are traded) and as permitted by Section 10.3, neither Party shall make any public announcement that the Parties have entered into this Agreement, without the prior written consent of the other Party (which shall not be unreasonably withheld). A Party shall be deemed to provide consent to any public announcement if it does not notify the other Party of its rejection within ten (10) days after receiving such proposed public announcement. 13.6 Waiver; Remedies. A waiver by either Party of any of the terms and conditions of this Agreement in any instance must be made expressly in writing and signed by an authorized representative of such Party. Any such waiver shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party. 13.7 Severability. Each provision of this Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under Applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. 13.8 Amendment. No amendment, modification or supplement of any provisions of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party. 13.9 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to its principles of conflicts of laws.

23 13.10 Entire Agreement. This Agreement, together with the Exhibits hereto, sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions, negotiations and agreements between them related to the subject matter hereof. For clarity, this Agreement does not supersede and replace the Eye Care and Dermatology License Agreement. 13.11 Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective permitted successors and permitted assigns. Nothing in this Agreement, either express or implied, is intended to or shall confer upon any Third Party any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, which right, benefit or remedy such Third Party would not have independent of this Agreement. 13.12 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, any one of which need not contain the signature of more than one Party but all such counterparts taken together shall constitute one and the same agreement. 13.13 Interpretations and Definitions. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement. All words and defined terms used in this Agreement shall have the same meaning whether used in the singular or plural form. When used in this Agreement, (a) the term “day” or “days” shall mean calendar days, unless otherwise indicated herein, and (b) the term “including” means “including, without limitation.” This Agreement has been prepared jointly and shall not be strictly construed against either Party. 13.14 Eye Care and Dermatology License Agreement. For clarity, and notwithstanding anything in this Agreement to the contrary, the Parties acknowledge that Tarsus’s activities under this Agreement are separate from its activities under the Eye Care and Dermatology License Agreement (and vice versa) and no Net Sales, sublicense or milestone with respect to a Licensed Product in the Field shall be deemed Net Sales, a sublicense or a milestone under the Eye Care and Dermatology License Agreement. Similarly, no Net Sales, sublicense or milestone in the Field (as such term is defined in the Eye Care and Dermatology License Agreement) shall be deemed Net Sales, a sublicense or a milestone under this Agreement. REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURE PAGE FOLLOWS.

24 IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed by its duly authorized representative as of the Amended and Restated Date. TARSUS PHARMACEUTICALS, INC. By: /s/ Bobak Azamian Name: Bobak Azamian Title: Chief Executive Officer ELANCO TIERGESUNDHEIT AG By: /s/ Olivier Froelich Name: Olivier Froelich Title: VP External Manufacturing

25 Exhibit A Licensed Patents [***]

Exhibit B Summary of the intended development and commercialization activities. [***]

Exhibit C Diligence Milestones Diligence Milestone Achievement Deadline [***] [***] months after the Effective Date [***] [***] months after the Effective Date [***] [***] years after the Effective Date [***] [***] years after the Effective Date

Exhibit D Lock-up Agreement